SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 19, 2010

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4101 Research Commons
79 T.W. Alexander Drive

Research Triangle Park, North Carolina  27709

(Address of principal executive offices)

(919) 316-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On July 19, 2010, Talecris Biotherapeutics Holdings Corp. (“Talecris”) completed its offer to exchange up to an aggregate of $600,000,000 principal amount of its 7.75% Senior Notes due 2016 (the “Original Notes”) for a like principal amount of its registered 7.75% Senior Notes due 2016 (the “Exchange Notes”).  The exchange offer expired at 5 p.m., Eastern time, on July 15, 2010. The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer, has advised that $600,000,000 aggregate principal amount of the Original Notes were validly tendered and not validly withdrawn prior to the expiration of the exchange offer, which represents 100% of the aggregate principal amount of Original Notes outstanding upon commencement of the exchange offer. Talecris accepted for exchange all of the Original Notes validly tendered and not validly withdrawn.

The Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes. The Exchange Notes will evidence the same debt as the Original Notes.

The terms of the exchange offer are described in the prospectus as filed with the Securities and Exchange Commission on June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

	By:	/s/ John M. Hanson
		Name:	John M. Hanson
		Title:	Executive Vice President and Chief Financial Officer

Date: June 19, 2010